Exhibit 10
[Form]
INDEMNIFICATION AGREEMENT
This Indemnification Agreement ("Agreement"), dated as of __________, 2015, is by and between Roper Technologies, Inc., a Delaware corporation (the "Company"), and __________________________ ("Indemnitee").
A. Indemnitee is or is expected to become a director or officer of the Company.
B. Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies, and the Company desires to have Indemnitee serve or continue to serve as a director or officer of the Company, free from undue concern for the risks and potential liabilities associated with such service to the Company.
C. The Company believes that the interest of the Company's stockholders would be best served by contracts with its directors and officers to indemnify them to the fullest extent permitted by law (as in effect on the date hereof or to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties for the Company.
D. The Board of Directors of the Company (the "Board") has determined that to attract and retain talented and experience individuals to serve as directors and officers of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to indemnify contractually its directors and officers and to assume for itself liability for such expenses and damages in connection with claims against such directors and officers in connection with their service to the Company, and that the failure to provide such contractual indemnification could be detrimental to the Company and its stockholders.
E. In recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee's service or continued service as a director or officer of the Company and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company's Certificate of Incorporation or By-laws (collectively, the "Constituent Documents"), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of certain expenses to, Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.
NOW, THEREFORE, in consideration of the foregoing and Indemnitee's agreement to provide services or to continue to provide services to the Company, the parties agree as follows:
1.	Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)            "Change in Control" means and includes the occurrence of any one of the following events:
(i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by a Person who is as of the date hereof the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or
(ii)            Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)            Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(b)             "Claim" means:
(i)
any threatened, pending or completed action, suit, proceeding, claim, counterclaim, cross claim, arbitration, mediation or alternative dispute resolution mechanism (including any appeal therefrom), whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or

(ii)
any inquiry, hearing or investigation that Indemnitee determines might lead to the institution of any such action, suit, proceeding, claim, counterclaim, cross claim, arbitration, mediation or alternative dispute resolution mechanism.

(c)	"Delaware Court" shall mean the Court of Chancery of the State of Delaware.
(d)            "Disinterested Director" means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.
(e)            "Expenses" means any and all expenses, including attorneys' and experts' fees and fees of other professionals, retainers, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.
(f)            "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(g)            "Indemnifiable Event" means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise (collectively with the Company and its subsidiaries, "Enterprise") or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).
(h)            "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company, any Enterprise affiliated with the Company, or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.
(i)            "Losses" means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.
2.
Services to the Company. Indemnitee agrees to serve or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between any Enterprise and Indemnitee. Indemnitee specifically acknowledges that Indemnitee's employment with or service to an Enterprise is at will and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and such Enterprise, other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Constituent Documents or Delaware law. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to be employed by or provide service to any Enterprise, as provided in Section 13 hereof.

3.
Indemnification. Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which Indemnitee is solely a witness.

4.
Advancement of Expenses. Unless prohibited by applicable law, Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event (an "Expense Advance"). Indemnitee's right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 90 calendar days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Execution and delivery to the Company of this Agreement by Indemnitee constitutes an undertaking by Indemnitee to repay any amounts paid, advanced or reimbursed by the Company pursuant to this Section 4 in respect of Expenses relating to, arising out of or resulting from any Claim in respect of which it shall be determined, pursuant to Section 9, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. Such undertaking is unsecured and is hereby accepted by the Company without regard to Indemnitee's financial ability to make repayment. No other form of undertaking shall be required other than the execution of this Agreement.

5.
Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

6.
Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7.	Notification and Defense of Claims.
(a)          Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim that could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder.
(b)            Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof, solely or jointly with any other indemnifying party, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee's defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's own expense; provided, however, that if (i) Indemnitee's employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee's employment of its own counsel has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim within a reasonable period of time after notice from the Company to Indemnitee of its election to assume the defense of any such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.
8.
Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor following the final disposition of any Claim, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below.

9.	Determination of Right to Indemnification.
(a)	Mandatory Indemnification; Indemnification as a Witness.
(i)
To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required. If Indemnitee is not wholly successful in such Claim relating to an Indemnifiable Event but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim relating to an Indemnifiable Event, the Company shall indemnify Indemnitee against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law in connection with or related to each successfully resolved claim, issue or matter.  For purposes of this Section 9(a) and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(ii)
To the extent that Indemnitee's involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law.

(b)            Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a "Standard of Conduct Determination") shall be made as follows:
(i)
if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii)
if a Change in Control shall have occurred, (A) if Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

Indemnitee shall cooperate with the persons making such determination, including providing to such persons, upon reasonable request, any documentation or information that is not privileged or otherwise protected from disclosure and which is reasonable available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorney's fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.  The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.
(c)            Making the Standard of Conduct Determination. The Company shall use reasonable efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within 45 calendar days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the "Notification Date") and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 45-day period may be extended for a reasonable time, not to exceed an additional 45 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, but subject to Indemnitee's right to the advancement of Expenses as provided in this Agreement, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.
(d)            Payment of Indemnification. If, in regard to any Losses:
(i)	Indemnitee shall be entitled to indemnification pursuant to Section 9(a);
(ii)	no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or
(iii)	Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination, then the Company shall pay to Indemnitee, within 10 calendar days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.
(e)            Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within seven calendar days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of "Independent Counsel" in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 45 calendar days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e)  or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Delaware Court to resolve any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel's determination pursuant to Section 9(b).
(f)	Presumptions and Defenses.
(i)
Indemnitee's Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Delaware Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii)
Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge or actions, or failures to act, of any director, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii)
No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted. Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

(iv)
Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for the advancement of Expenses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v)
Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with our without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 9(a)(i). The Company shall have the burden of proof to overcome this presumption.

10.	Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:
(a)            indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:
(i)
proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii)	an appeal by Indemnitee from a Claim that was not initiated by Indemnitee; or
(iii)
a Claim initiated by Indemnitee, in Indemnitee's capacity as a director of the Company, to contest the legality of any actions that resulted (or allegedly resulted) in the removal or failure to elect Indemnitee and a majority of the incumbent directors (or their nominees as directors); or

(iv)	where the Company has joined in or the Board has consented to the initiation of such proceedings.
(b)            indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.
(c)            indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.
(d)            indemnify or advance funds to Indemnitee for Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes Oxley Act, or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010).
11.	Remedies of Indemnitee.

(a)            Subject to the last sentence of Section 9(c), in the event that:
(i)	a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; or
(ii)	advancement of Expenses is not timely made pursuant to Section 4 of this Agreement; or
(iii)
no determination of entitlement to indemnification shall have been made pursuant to Section 9(c) of this Agreement within 90 days of the receipt by the Company of the request for indemnification or the selection of an Independent Counsel, as applicable; or

(iv)	payment of indemnification is not timely made pursuant to Section 9(d) of this Agreement; or
(v)
in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action, suit or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder;

Indemnitee shall be entitled to an adjudication in the Delaware Court of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding under Section 9 of this Agreement. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

(b)            In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)            If a determination shall have been made or deemed to have been made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)            The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.
12.
Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company's prior written consent; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

13.
Duration. All agreements and obligations of the Company contained herein shall be effective with respect to Indemnitee as of the date that Indemnitee first became a director or officer of the Company (or first served at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise), as if entered into by and between the Company and Indemnitee on that date, and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret Indemnitee's rights under this Agreement, even if, in either case, Indemnitee may have ceased to serve in such capacity at the time of any such Claim or proceeding.

14.
Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the General Corporation Law of the State of Delaware, any other contract (except for any existing indemnification agreement between the parties hereto, which is hereby superseded, terminated and no longer in effect) or otherwise (collectively, "Other Indemnity Provisions"); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

15.
Liability Insurance. For the duration of Indemnitee's service as a director or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors' and officers' liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance. In all policies of directors' and officers' liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials.

16.
No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

17.
Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

18.
Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

19.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

20.
Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

21.
Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand against receipt, mailed by certified or registered mail, postage prepaid, or sent by courier:

(a)	if to Indemnitee, to the address set forth on the signature page hereto (or such other address as Indemnitee shall designate in writing to the Company).
(b)
if to the Company, to: Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240, Attn: General Counsel (or such other address as the Company shall designate in writing to Indemnitee).

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery, on the third business day after mailing or on the date of actual delivery by the courier.
22.
Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. To the extent permitted by applicable law, the parties hereby waive any provisions of law that render any provision of this Agreement unenforceable in any respect. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding (other than arbitration brought pursuant to Section 11 hereof) arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any such action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

23.
Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

24.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

25.	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ROPER TECHNOLOGIES, INC.
By: _____________________ Name: Title:

INDEMNITEE
________________________ Name: Address:_________________ ________________________ ________________________